Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate	Amount of
	Offering Price	Registration Fee (1)
PLUS Based on the Value of a Basket of Equities due September 5, 2013	$3,686,520.00	$422.48

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

July 2012 PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated July 13, 2012)

STRUCTURED INVESTMENTS

Opportunities in International Equities

$3,686,520 PLUS Based on the Value of a Basket of Equities due September 5, 2013

Performance Leverage Upside Securities

The Performance Leverage Upside Securities (the “PLUS”) offer leveraged exposure to an equally weighted basket (the “underlying basket”) of common stocks (each, a “basket equity”). The PLUS are for investors who seek an equity basket based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the underlying basket. At maturity, if the value of the underlying basket has decreased below the initial basket value, the investor is fully exposed to the full amount of the negative basket performance. At maturity, if the underlying basket has appreciated, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying basket, subject to the maximum payment at maturity. Accordingly, the PLUS do not guarantee any return of principal at maturity. The PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying basket:	A basket of 15 common stocks (see “Basket Information” on page 14 of this pricing supplement)
Basket weighting of each basket equity:	6.6667%
Aggregate principal amount:	$3,686,520
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	July 30, 2012
Original issue date:	August 2, 2012
Maturity date:	September 5, 2013, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

▪     If the final basket value is greater than the initial basket value:
$10 + leveraged upside payment.
In no event will the payment at maturity exceed the maximum payment at maturity.

▪     If the final basket value is equal to the initial basket value:
$10

▪     If the final basket value is less than the initial basket value:
$10 + ($10 x basket return)
This amount will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUS. Investors may lose their entire investment.

Basket return:	(final basket value – initial basket value) / initial basket value
Leveraged upside payment:	$10 x leverage factor x basket return
Initial basket value:	100
Final basket value:	The product of (i) the initial basket value of the underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket equities on the valuation date. The weighted performance for each basket equity is the equity return for such basket equity multiplied by the basket weighting.
Initial equity price:	With respect to each basket equity, the closing price for such basket equity on the pricing date, as determined by the calculation agent.
Final equity price:	With respect to each basket equity, the closing price for such basket equity on the valuation date, as determined by the calculation agent.
Equity return:	With respect to each basket equity, the percentage change from the respective initial equity price to the respective final equity price, calculated as follows:
(final equity price – initial equity price) / initial equity price
Valuation date:	August 30, 2013, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Leverage factor:	3
Maximum payment at maturity:	$11.57
CUSIP:	90268U721
ISIN:	US90268U7211
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to public	Fees and Commissions(1)	Proceeds to issuer
Per security	$10.00	$0.20	$9.80
Total	$3,686,520.00	$73,730.40	$3,612,789.60

(1) UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.20 per $10.00 stated principal amount of PLUS and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 per $10.00 stated principal amount of PLUS that Morgan Stanley Smith Barney LLC sells. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest”.

NOTICE TO INVESTORS: THE PLUS ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE PLUS AT MATURITY, AND THE PLUS CAN HAVE THE SAME DOWNSIDE MARKET RISK AS THE UNDERLYING BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE PLUS IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE PLUS.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘RISK FACTORS’’ BEGINNING ON PAGE 11 AND UNDER ‘‘RISK FACTORS’’ BEGINNING ON PAGE PS-14 OF THE PRODUCT SUPPLEMENT BEFORE PURCHASING ANY PLUS. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR PLUS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE PLUS.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE PLUS ARE NOT BANK DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

Pricing Supplement dated July 30, 2012

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Additional Information about UBS and the Plus

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Product Supplement dated July 13, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Prospectus dated January 11, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “PLUS” refers to the Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Performance Leveraged Upside Securities”, dated July 13, 2012.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Investment Overview

Performance Leveraged Upside Securities

The PLUS Based on the Value of a Basket of Equities due September 5, 2013 can be used:

▪	As an alternative to direct exposure to the underlying basket that enhances the return for a certain range of positive performance of the underlying basket; however, by investing in the PLUS, you will not be entitled to receive any dividends paid with respect to the basket equities. You should carefully consider whether an investment that does not provide for dividends or periodic interest payments is appropriate for you
▪	To enhance returns and outperform the underlying basket in a moderately bullish scenario
▪	To achieve similar levels of upside exposure to the underlying basket as a direct investment while using fewer dollars by taking advantage of the leverage factor

Maturity:	Approximately 13 months

Leverage factor:	3

Maximum payment at maturity:	$11.57 (115.70% of the stated principal amount)

Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS

Coupon:	None

Key Investment Rationale

Investors can use the PLUS to leverage returns by a factor of 3, up to the maximum payment at maturity.

Investors will not be entitled to receive any dividends paid with respect to the basket equities. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying basket within a certain range of positive performance.

Upside Scenario	The underlying basket increases in value from the pricing date to the valuation date and, at maturity, the PLUS redeem for the stated principal amount of $10 plus 3 times the basket return, up to the maximum payment at maturity.

Par Scenario	The final basket value is equal to the initial basket value. In this case, you receive the full stated principal amount at maturity.

Downside Scenario	The final basket value is less than the initial basket value and, at maturity, the PLUS redeem for less than the stated principal amount by an amount proportionate to the full amount of the decline in the value of the underlying basket from the pricing date to the valuation date. (Example: if the underlying basket decreases in value by 35%, the PLUS will redeem for $6.50, or 65% of the stated principal amount.)

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Investor Suitability

The PLUS may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the PLUS, including the risk of loss of your entire initial investment.

▪	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying basket or the basket equities.

▪	You believe the final basket value of the underlying basket is not likely to be less than the initial basket value and, if it is, you can tolerate receiving a payment at maturity that will likely be less than your principal amount and may be zero.

▪	You believe the underlying basket will appreciate over the term of the PLUS and that the appreciation is unlikely to equal or exceed the maximum payment at maturity of $11.57 (115.70% of the stated principal amount).

▪	You can tolerate fluctuations in the price of the PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying basket.

▪	You do not seek current income from your investment and are willing to forego dividends paid on any basket equities.

▪	You are willing and able to hold the PLUS to maturity, a term of approximately 13 months, and accept that there may be little or no secondary market for the PLUS.

▪	You are willing to assume the credit risk of UBS for all payments under the PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The PLUS may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the PLUS, including the risk of loss of your entire initial investment.

▪	You require an investment designed to provide a full return of principal at maturity.

▪	You are not willing to make an investment that may have the same downside market risk as an investment in the underlying basket or the basket equities.

▪	You believe the final basket value of the underlying basket is likely to be less than the initial basket value, which could result in a total loss of your initial investment.

▪	You do not believe the underlying basket will appreciate over the term of the PLUS or you believe that the appreciation is likely to exceed the maximum payment at maturity of $11.57 (115.70% of the stated principal amount).

▪	You cannot tolerate fluctuations in the price of the PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying basket.

▪	You seek current income from this investment or prefer to receive the dividends paid on the basket equities.

▪	You are unable or unwilling to hold the PLUS to maturity, a term of approximately 13 months, and seek an investment for which there will be an active secondary market.

▪	You are not willing to assume the credit risk of UBS for all payments under the PLUS, including any repayment of principal.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Fact Sheet

The PLUS offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive for each security that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the closing value of the underlying basket on the valuation date. The PLUS do not guarantee any return of principal at maturity. All payments on the PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the PLUS and you could lose your entire investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date	Maturity date:
July 30, 2012	August 2, 2012 (3 business days after the pricing date)	August 30, 2013	September 5, 2013

Key Terms
Issuer:	UBS AG, London Branch
Underlying basket:	A basket of 15 common stocks (see “Basket Information” on page 13 of this pricing supplement)
Basket weighting of each basket equity:	6.6667%
Aggregate principal amount:	$3,686,520
Stated principal amount:	$10 per security
Issue price:	$10 per security
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:

▪     If the final basket value is greater than the initial basket value:
$10 + leveraged upside payment.
In no event will the payment at maturity be greater than the maximum payment at maturity

▪     If the final basket value equal to the initial basket value:
$10

▪     If the final basket value is less than the initial basket value:
$10 + ($10 x basket return)
This amount will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUS. Investors may lose their entire investment.

Basket return:	(final basket value – initial basket value) / initial basket value
Leveraged upside payment:	$10 x leverage factor x basket return
Leverage factor:	3
Maximum payment at maturity:	$11.57
Initial basket value:	100
Final basket value:	The product of (i) the initial basket value of the underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket equities on the valuation date. The weighted performance for each basket equity is the equity return for such basket equity multiplied by the basket weighting.
Initial equity price:	With respect to each basket equity, the closing price for such basket equity on the pricing date, as determined by the calculation agent.
Final equity price:	With respect to each basket equity, the closing price for such basket equity on the valuation date, as determined by the calculation agent.
Equity return:	With respect to each basket equity, the percentage change from the respective initial equity price to the respective final equity price, calculated as follows:
(final equity price – initial equity price) / initial equity price
Valuation date:	August 30, 2013, subject to postponement for non-underlying asset business days and certain market disruption events
Risk factors:	Please see “Risk Factors” beginning on page 11.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

General Information
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP:	90268U721
ISIN:	US90268U7211
Tax considerations:

The United States federal income tax consequences of your investment in the PLUS are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in ''Supplemental U.S. Tax Considerations’’ beginning on page PS-44 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the PLUS. Pursuant to the terms of the PLUS, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your PLUS as a pre-paid derivative contract with respect to the underlying basket. If your PLUS are so treated, if you hold your PLUS for more than one year you should generally recognize long-term capital gain or loss upon the sale or maturity of your PLUS in an amount equal to the difference between the amount you receive at such time and the amount you paid for your PLUS.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the PLUS, it is possible that your PLUS could alternatively be treated for tax purposes in the manner described under ‘‘Supplemental U.S. Tax Considerations — Alternative Treatments’’ on page PS-46 of the accompanying product supplement.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the PLUS. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the PLUS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special ‘‘constructive ownership rules’’ of Section 1260 of the Internal Revenue Code of 1986, as amended, should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your PLUS for United States federal income tax purposes in accordance with the treatment described above and under ‘‘Supplemental U.S. Tax Considerations’’ beginning on page PS-44 of the accompanying product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of PLUS purchased after the bill was enacted to accrue interest income over the term of the PLUS despite the fact that there will be no interest payments over the term of the PLUS. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUS.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Recent Legislation

Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their ‘‘net investment income,’’ which may include any gain realized with respect to the PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Under recently enacted legislation, individuals (and to the extent provided in future regulations, entities) that own ′′specified foreign financial assets’’ in excess of an applicable threshold may be required to file information with respect to such assets with their income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the PLUS.

Non-United States Holders. If you are not a United States holder except as provided below, you will generally not be subject to United States withholding tax with respect to payments on your PLUS and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your PLUS if you comply with certain certification and identification requirements as to your foreign status including providing a validly executed Internal Revenue Service Form W-8 BEN. Gain from the sale or exchange of a PLUS or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-United States holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2013 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

PROSPECTIVE PURCHASERS OF PLUS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PLUS.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the PLUS for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the PLUS as described below.

In connection with the sale of the PLUS, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of PLUS before and after the pricing date of the PLUS. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
Supplemental information regarding plan of distribution; conflicts of interest:

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the PLUS specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.20 per $10.00 stated principal amount of PLUS and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 for each $10.00 stated principal amount of PLUS that Morgan Stanley Smith Barney LLC sells.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS. UBS Securities LLC and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any PLUS after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the PLUS and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.
Contact:	Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the PLUS distributed by such dealers.

This pricing supplement represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 3 of this document.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the closing value of the underlying basket.

Investors will not be entitled to receive any dividends paid with respect to the basket equities. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUS.

The graph is based on the following terms:

Stated principal amount:	$10 per PLUS

Leverage factor:	3

Maximum payment at maturity:	$11.57 (115.70% of the stated principal amount) per PLUS

PLUS Payoff Diagram

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

How it works

▪	If the final basket value is greater than the initial basket value, investors will receive the $10 stated principal amount plus3 times the appreciation of the underlying basket over the term of the PLUS, subject to the maximum payment at maturity. Under the terms of the PLUS, an investor would realize the maximum payment at maturity at a final basket value of 105.23% of the initial basket value.

▪	If the final basket value has appreciated from the initial basket value by 5%, investors will receive a 15% return, or $11.50 per PLUS.

▪	If the final basket value has appreciated from the initial basket value by 20%, investors will receive only the maximum payment at maturity of $11.57 per PLUS.

▪	If the final basket value is equal to the initial basket value, investors will receive an amount equal to the $10 stated principal amount.

▪	If the final basket value is less than the initial basket value, investors will be exposed to the full negative decline in the underlying basket. Specifically, a 1% loss of principal for each 1% decline in the underlying basket.

▪	If the underlying basket depreciates 35%, investors would lose 35% of their principal and receive only $6.50 per PLUS at maturity, or 65% of the stated principal amount. There is no minimum payment at maturity on the PLUS.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the closing value of the underlying basket on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$10 + leveraged upside payment, subject to the maximum payment at maturity

		Leveraged Upside Payment

Principal		Principal				Leverage Factor			Basket return
$10	+	[	$10	x	3		x	(	final basket value – initial basket value initial basket value	)	]

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the final basket value is equal to the initial basket value:

the stated principal amount of $10

If the final basket value is less than the initial basket value:

$10 + ($10 x basket return)

Principal			Principal			Basket return

$10	+	[	$10	x	(	final basket value – initial basket value initial basket value	)]

Accordingly, if the final basket value is below the initial basket value, UBS will pay you less than the full stated principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative return of the underlying basket. You may lose up to 100% of your principal.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled "Risk Factors" in the accompanying product supplement and "Risk Factors" in the related product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

▪	The PLUS do not pay interest or guarantee return of principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the final basket value is less than the initial basket value, you will lose some or all of your investment in the PLUS in an amount proportionate to the decrease in the value of the underlying basket from the pricing date to the valuation date. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire investment.

▪	The leverage factor applies only at maturity — You should be willing to hold your PLUS to maturity. If you are able to sell your PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than 3 times the basket return even if such return is positive and does not exceed the maximum payment. You can receive the full benefit of the leverage factor and earn the potential maximum payment at maturity from UBS only if you hold the PLUS to maturity.

▪	Your potential return on the PLUS is limited to the maximum payment at maturity — The return potential of the PLUS is limited to the maximum payment at maturity of $11.57. Therefore, you will not benefit from any positive performance in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum payment at maturity and your return on the PLUS may be less than it would be in a hypothetical direct investment in the underlying basket or the basket equities.

▪	Credit risk of UBS — The PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the PLUS and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the PLUS and you could lose your entire investment.

▪	The market price of the PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the PLUS prior to maturity. Although we expect that generally the closing value of the underlying basket on the valuation date will affect the value of the PLUS more than any other single factor, other factors that may influence the value of the PLUS include: the value and volatility (frequency and magnitude of changes in value or price) of the underlying basket and the basket equities, the dividend yield of the basket equities, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the underlying basket or equities markets generally and that may affect the closing value of the underlying basket, interest and yield rates in the market, time remaining until the PLUS mature and any actual or anticipated changes in the credit ratings or credit spreads of UBS. You may receive less, and possibly significantly less, than the stated principal amount of the PLUS if you try to sell your PLUS prior to maturity.

▪	Owning the PLUS is not the same as owning the basket equities. The return on the PLUS may not reflect the return you would realize if you actually owned the basket equities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the PLUS. In addition, as an owner of the PLUS, you will not have voting rights or any other rights that a holder of the basket equities may have.

▪	No assurance that the investment view implicit in the PLUS will be successful. It is impossible to predict whether and the extent to which the value of the underlying basket will rise or fall. There can be no assurance that the underlying basket value will not close below the initial basket value on the valuation date. The closing value of the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the basket equities. You should be willing to accept the risk of losing some or all of your initial investment.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

▪	The inclusion of underwriting fees and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC is willing to purchase the PLUS in secondary market transactions will likely be lower than the issue price, since the issue price will include, and secondary market prices are likely to exclude, underwriting fees paid with respect to the PLUS, as well as the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The secondary market prices for the PLUS are also likely to be reduced by the costs of unwinding the related hedging transaction. Our affiliates may realize a profit from the expected hedging activity even if the market value of the PLUS declines. In addition, any secondary market prices for the PLUS may differ from values determined by pricing models used by UBS Securities LLC, as a result of dealer discounts, mark-ups or other transaction costs.

▪	Exchange listing and secondary market. The PLUS will not be listed on any securities exchange. Although UBS Securities LLC may make a market in the PLUS, it is not obligated to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker-dealers will participate significantly in any secondary market that may develop for the PLUS, the price at which you may be able to sell your PLUS is likely to depend on the price, if any, at which UBS Securities LLC is willing to transact. If, at any time, UBS Securities LLC were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

▪	Potential conflict of interest. UBS and its affiliates may engage in business related to the underlying basket or basket equities, which may present a conflict between the obligations of UBS and you, as a holder of the PLUS. The calculation agent, an affiliate of the issuer, will determine the final basket value and the payment at maturity based on the closing value of the underlying basket on the valuation date. The calculation agent can postpone the determination of the final basket value or the maturity date if a market disruption event occurs and is continuing on the valuation date.

▪	Affiliate research reports and commentary. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the PLUS and the underlying basket to which the PLUS are linked.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

▪	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUS. One or more of our affiliates have hedged our obligations under the PLUS and will carry out hedging activities related to the PLUS (and other instruments linked to the underlying basket or the basket equities), including trading in the basket equities, swaps, futures and options contracts on the basket equities as well as in other instruments related to the basket equities. Our affiliates also trade in the basket equities and other financial instruments related to the underlying basket and the basket equities on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have potentially increased the initial basket value and, as a result, could have increased the value at which the underlying basket must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the value of the underlying basket on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

▪	Uncertain tax treatment — Significant aspects of the tax treatment of the Trigger PLUS are uncertain. You should read carefully the section entitled ‘‘Tax considerations’’ on page 6 herein and the section entitled ‘‘Supplemental U.S. Tax Considerations’’ beginning on page PS-44 of the accompanying product supplement and consult your tax advisor about your tax situation.

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Basket Information

All disclosures contained in this pricing supplement regarding each basket equity are derived from publicly available information. We do not disclaim liability or responsibility for any information disclosed herein regarding each basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to each basket equity.

Included on the following pages is a brief description of the issuers of the respective basket equities. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the basket equities. The information given below is for the four calendar quarters in each of 2008, 2009, 2010, 2011 and the first and second calendar quarters of 2012. Partial data is provided for the third calendar quarter of 2012. We obtained the closing price information set forth below from the Bloomberg Professional® service (‘‘Bloomberg’’) without independent verification. You should not take the historical prices of the basket equities as an indication of future performance.

Each of the basket equities is registered under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the basket equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the basket equities under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Basket Equities

The following lists the basket equities and the corresponding basket weighting and initial equity price of each basket equity. Each of the basket equity issuers faces its own business risks and other competitive factors. All of those factors may affect the basket return and, consequently, the amount payable on your Note, if any, at maturity.

Basket Equity	Initial Equity Price	Basket Weighting
Anadarko Petroleum Corporation	$71.75	6.6667%
Apple Inc.	$595.03	6.6667%
Calpine Corporation	$17.65	6.6667%
Honeywell International Inc.	$58.39	6.6667%
JPMorgan Chase & Co.	$36.14	6.6667%
Kraft Foods Inc.	$39.50	6.6667%
Marsh & McLennan Companies, Inc.	$33.72	6.6667%
Penn National Gaming, Inc.	$39.05	6.6667%
Thermo Fisher Scientific Inc.	$56.06	6.6667%
United Technologies Corporation	$74.97	6.6667%
UnitedHealth Group Incorporated	$53.26	6.6667%
V.F. Corporation	$150.25	6.6667%
Visa Inc.	$130.84	6.6667%
Watson Pharmaceuticals, Inc.	$78.78	6.6667%
Williams Companies, Inc.	$31.76	6.6667%

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (“Anadarko”) is an independent oil and gas exploration and production company with 2.5 billion barrels of oil equivalent of proved reserves. Anadarko operates in three operating segments: Oil and gas exploration and production, Midstream and Marketing. The Oil and gas exploration and production segment explores for and produces natural gas, crude oil, condensate and natural gas liquids. The Midstream segment provides gathering, processing, treating and transportation services to Anadarko and third-party oil and gas producers. Anadarko owns and operates natural-gas gathering, processing, treating and transportation systems in the United States. The Marketing segment sells much of Anadarko’s production, as well as hydrocarbons purchased from third parties. Information filed by Anadarko with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08968, or its CIK Code: 0000773910. Anadarko’s website is http://www.anadarko.com. Anadarko’s common stock is listed on the New York Stock Exchange under the ticker symbol “APC.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	APC UN <Equity>
Current Equity Closing Price:	$71.75
Closing Price 52 Weeks ago (on August 1, 2011):	$82.86
52 Week High Closing Price (on February 17, 2012):	$88.05
52 Week Low Closing Price (on June 4, 2012):	$57.12

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $71.75. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Anadarko Petroleum Corporation	High	Low	Period End
2008
First Quarter	$66.75	$54.05	$63.03
Second Quarter	$79.86	$62.56	$74.84
Third Quarter	$74.47	$44.86	$48.51
Fourth Quarter	$48.21	$27.17	$38.55
2009
First Quarter	$43.84	$31.15	$38.89
Second Quarter	$51.96	$40.52	$45.39
Third Quarter	$64.85	$41.66	$62.73
Fourth Quarter	$69.36	$57.11	$62.42
2010
First Quarter	$73.14	$62.33	$72.83
Second Quarter	$74.74	$34.83	$36.09
Third Quarter	$57.68	$37.17	$57.05
Fourth Quarter	$76.16	$56.05	$76.16
2011
First Quarter	$83.17	$74.18	$81.92
Second Quarter	$84.71	$69.65	$76.76
Third Quarter	$84.28	$63.05	$63.05
Fourth Quarter	$83.95	$60.53	$76.33
2012
First Quarter	$88.05	$77.33	$78.34
Second Quarter	$79.21	$57.12	$66.20
Third Quarter (through July 30, 2012)	$72.63	$64.77	$71.75

Anadarko Petroleum Corporation – Daily Closing Prices
January 3, 2000 to July 30, 2012

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PLUS Based on the Value of a Basket of Equities due September 5, 2013

Apple Inc.

According to publicly available information, Apple Inc. (“Apple”) designs, manufactures and markets mobile communication and media devices, personal computers, and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions, and third-party digital content and applications. Apple’s products and services include iPhone®, iPad®, Mac®, iPod®, Apple TV®, a portfolio of consumer and professional software applications, the iOS and Mac OS® X operating systems, iCloud®, and a variety of accessory, service and support offerings. Apple sells its products worldwide through its retail stores, online stores, and direct sales force, as well as through third-party cellular network carriers, wholesalers, retailers, and value-added resellers. In addition, Apple sells a variety of third-party iPhone, iPad, Mac and iPod compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals, through its online and retail stores. Apple sells to consumers, small and mid-sized businesses (“SMB”), and education, enterprise and government customers. Apple operates retail stores both in the United States and internationally. Information filed by Apple with the SEC under the Exchange Act can be located by reference to its SEC file number 000-10030, or its CIK Code: 0000320193. Apple’s website is http://www.apple.com. Apple’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “AAPL.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	AAPL UW <Equity>
Current Equity Closing Price:	$595.03
Closing Price 52 Weeks ago (on August 1, 2011):	$396.75
52 Week High Closing Price (on April 9, 2012):	$636.23
52 Week Low Closing Price (on August 8, 2011):	$353.21

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $595.03. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Apple Inc.	High	Low	Period End
2008
First Quarter	$194.97	$119.15	$143.50
Second Quarter	$189.96	$147.14	$167.44
Third Quarter	$179.69	$105.26	$113.66
Fourth Quarter	$111.04	$80.49	$85.35
2009
First Quarter	$109.87	$78.20	$105.12
Second Quarter	$144.67	$108.69	$142.43
Third Quarter	$186.15	$135.40	$185.37
Fourth Quarter	$211.64	$180.76	$210.86
2010
First Quarter	$235.83	$192.00	$234.93
Second Quarter	$274.16	$235.86	$251.53
Third Quarter	$292.46	$240.16	$283.75
Fourth Quarter	$325.47	$278.64	$322.56
2011
First Quarter	$363.13	$326.72	$348.45
Second Quarter	$353.10	$315.32	$335.67
Third Quarter	$413.45	$343.23	$381.18
Fourth Quarter	$422.24	$363.50	$405.00
2012
First Quarter	$617.62	$411.23	$599.47
Second Quarter	$636.23	$530.12	$584.00
Third Quarter (through July 30, 2012)	$614.49	$574.88	$595.03

Apple Inc. – Daily Closing Prices January 3, 2000 to July 30, 2012

17

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Calpine Corporation

According to publically available information, Calpine Corporation (“Calpine”) is a wholesale power company in the United States. Calpine owns and operates natural gas-fired and geothermal power plants in North America and has a presence in power markets in the United States, including California, Texas, the Pennsylvania-New Jersey-Maryland Interconnection (PJM), New England (NE) and New York ISO (NYISO) markets. Calpine operations consist of 77 operating power plants, including partnership interests, located throughout 16 states and Canada, with an aggregate generation capacity of approximately 24,802 megawatt. Its portfolio consists of two types of power generation technologies: natural gas-fired combustion turbines, which are combined-cycle plants, and renewable geothermal conventional steam turbines. Calpine is the owner and operator of industrial gas turbines, as well as cogeneration power plants. Calpine sells wholesale power, steam, capacity, renewable energy credits and ancillary services to its customers, including utilities, independent electric system operators, industrial and agricultural companies, retail power providers, municipalities and power marketers. Information filed by Calpine with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12079, or its CIK Code: 0000916457. Calpine’s website is http://www.calpine.com. Calpine’s common stock is listed on the New York Stock Exchange under the ticker symbol “CPN.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	CPN UN <Equity>
Current Equity Closing Price:	$17.65
Closing Price 52 Weeks ago (on August 1, 2011):	$16.12
52 Week High Closing Price (on May 1, 2012):	$18.90
52 Week Low Closing Price (on August 22, 2011):	$12.93

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 16, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $17.65. The associated graph shows the closing prices for the basket equity for each day from January 16, 2008 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Calpine Corporation	High	Low	Period End
2008
First Quarter (beginning January 16, 2008)	$19.11	$15.40	$18.42
Second Quarter	$23.00	$18.06	$22.56
Third Quarter	$22.60	$12.53	$13.00
Fourth Quarter	$12.99	$6.52	$7.28
2009
First Quarter	$9.06	$4.78	$6.81
Second Quarter	$14.68	$7.12	$11.15
Third Quarter	$13.64	$10.20	$11.52
Fourth Quarter	$12.08	$10.31	$11.00
2010
First Quarter	$12.18	$10.80	$11.89
Second Quarter	$14.02	$11.74	$12.72
Third Quarter	$13.95	$12.30	$12.45
Fourth Quarter	$13.71	$12.10	$13.34
2011
First Quarter	$16.08	$13.69	$15.87
Second Quarter	$16.75	$15.04	$16.13
Third Quarter	$16.88	$12.93	$14.08
Fourth Quarter	$16.54	$13.37	$16.33
2012
First Quarter	$17.58	$14.51	$17.21
Second Quarter	$18.90	$15.97	$16.51
Third Quarter (through July 30, 2012)	$17.87	$16.50	$17.65

Calpine Corporation – Daily Closing Prices January 16, 2008 to July 30, 2012

18

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Honeywell International Inc.

According to publicly available information, Honeywell International Inc. (“Honeywell”) is a technology and manufacturing company, dealing in aerospace products and services, control, sensing and security technologies for buildings, homes and industry, turbochargers, automotive products, specialty chemicals, electronic and advanced materials, process technology for refining and petrochemicals, and energy efficient products and solutions for homes, business and transportation. Honeywell operates in four business segments: Aerospace, Automation and Control Solutions, Performance Materials and Technologies, and Transportation Systems. The Aerospace segment is a provider of integrated avionics, engines, systems and service solutions for aircraft manufacturers, airlines, business and general aviation, military, space and airport operations. The Automation and Control Solutions segment provides environmental and combustion controls, sensing controls, security and life safety products and services, scanning and mobility devices and process automation and building solutions and services for homes, buildings and industrial facilities. The Performance Materials and Technologies segment provides customers with specialty materials, including hydrocarbon processing technologies, catalysts, adsorbents, equipment and services, fluorine products, specialty films and additives, advanced fibers and composites, intermediates, specialty chemicals, electronic materials and chemicals. The Transportations Systems segment manufacturers engine boosting systems for passenger cars and commercial vehicles, and is a provider of automotive care and braking products. Information filed by Honeywell with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08974, or its CIK Code: 0000773840. Honeywell’s website is http://www.honeywell.com. Honeywell’s common stock is listed on the New York Stock Exchange under ticker symbol “HON.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	HON UN <Equity>
Current Equity Closing Price:	$58.39
Closing Price 52 Weeks ago (on August 1, 2011):	$53.06
52 Week High Closing Price (on March 26, 2012):	$61.78
52 Week Low Closing Price (on August 22, 2011):	$41.94

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $58.39. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Honeywell International Inc.	High	Low	Period End
2008
First Quarter	$60.48	$53.95	$56.42
Second Quarter	$62.43	$49.14	$50.28
Third Quarter	$52.73	$40.37	$41.55
Fourth Quarter	$39.68	$23.67	$32.83
2009
First Quarter	$36.04	$23.23	$27.86
Second Quarter	$35.79	$28.31	$31.40
Third Quarter	$40.17	$29.31	$37.15
Fourth Quarter	$41.31	$35.60	$39.20
2010
First Quarter	$45.27	$36.87	$45.27
Second Quarter	$48.52	$39.03	$39.03
Third Quarter	$44.46	$38.53	$43.94
Fourth Quarter	$53.72	$43.61	$53.16
2011
First Quarter	$59.71	$53.48	$59.71
Second Quarter	$62.00	$55.53	$59.59
Third Quarter	$60.44	$41.94	$43.91
Fourth Quarter	$54.98	$42.32	$54.35
2012
First Quarter	$61.78	$55.18	$61.05
Second Quarter	$61.29	$52.92	$55.84
Third Quarter (through July 30, 2012)	$59.01	$53.60	$58.39

Honeywell International Inc. – Daily Closing Prices January 3, 2000 to July 30, 2012

19

PLUS Based on the Value of a Basket of Equities due September 5, 2013

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan”) is a financial holding company. JPMorgan’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with United States branches in 23 states, and Chase Bank USA, National Association, a national banking association that is its credit card–issuing bank. JPMorgan’s principal non-bank subsidiary is J.P. Morgan Securities LLC, its United States investment banking firm. JPMorgan’s activities are organized into wholesale and consumer businesses and further organized into six business segments. Its wholesale businesses comprise the Investment Bank, Commercial Banking, Treasury & Securities Services and Asset Management segments. The consumer businesses comprise the Retail Financial Services and Card Services segments. JPMorgan Chase has also created a corporate segment, which includes Private Equity, Treasury and Corporate operations. The Investment Bank segment’s clients are corporations, financial institutions, governments and institutional investors. The Commercial Banking segment serves clients nationally, including corporations, municipalities, financial institutions, not-for-profit entities and real estate investors and owners. The Treasury & Securities Services segment is engaged in providing transaction, investment and information services. The Asset Management segment offers investment and wealth management services to institutions, retail investors and high-net-worth individuals. The Retail Financial Services segment serves consumers and businesses through personal service at bank branches and through automated teller machines, online banking and telephone banking, as well as through auto dealerships and school financial-aid offices. The Card Services segment is a credit card issuer. Information filed by JPMorgan with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05805, or its CIK Code: 0000019617. JPMorgan’s website is http://www.jpmorganchase.com. JPMorgan’s common stock is listed on the New York Stock Exchange under the ticker symbol “JPM.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	JPM UN <Equity>
Current Equity Closing Price:	$36.14
Closing Price 52 Weeks ago (on August 1, 2011):	$40.44
52 Week High Closing Price (on March 28, 2012):	$46.27
52 Week Low Closing Price (on November 23, 2011):	$28.38

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $36.14. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

JPMorgan Chase & Co.	High	Low	Period End
2008
First Quarter	$48.25	$36.48	$42.95
Second Quarter	$49.25	$34.31	$34.31
Third Quarter	$48.24	$31.02	$46.70
Fourth Quarter	$49.85	$22.72	$31.53
2009
First Quarter	$31.35	$15.90	$26.58
Second Quarter	$38.94	$27.25	$34.11
Third Quarter	$46.47	$32.27	$43.82
Fourth Quarter	$47.16	$40.27	$41.67
2010
First Quarter	$45.02	$37.70	$44.75
Second Quarter	$47.81	$36.61	$36.61
Third Quarter	$41.64	$35.63	$38.07
Fourth Quarter	$42.67	$36.96	$42.42
2011
First Quarter	$48.00	$43.40	$46.10
Second Quarter	$47.64	$39.49	$40.94
Third Quarter	$42.29	$29.27	$30.12
Fourth Quarter	$37.02	$28.38	$33.25
2012
First Quarter	$46.27	$34.91	$45.98
Second Quarter	$46.13	$31.00	$35.73
Third Quarter (through July 30, 2012)	$36.89	$33.90	$36.14

JPMorgan Chase & Co. – Daily Closing Prices January 3, 2000 to July 30, 2012

20

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Kraft Foods Inc.

According to publicly available information, Kraft Foods Inc. ("Kraft") manufactures and markets packaged food products, including biscuits, confectionery, beverages, cheese, convenient meals and various packaged grocery products. Kraft sells its products to consumers in approximately 170 countries. Kraft operates in three segments: Kraft Foods North America, Kraft Foods Europe and Kraft Foods Developing Markets. Kraft’s portfolio includes 12 brands Oreo, Nabisco and LU biscuits; Milka and Cadbury chocolates; Trident gum; Jacobs and Maxwell House coffees; Philadelphia cream cheeses; Kraft cheeses, dinners and dressings, Oscar Mayer meats, and Tang powdered beverage. On June 8, 2012, Kraft filed notification of removal from listing on the New York Stock Exchange. As of June 26, 2012, the shares of Kraft began trading on the NASDAQ Global Select Market. Information filed by Kraft with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-16483, or its CIK Code: 0001103982. Kraft’s website is http://www.kraftfoodscompany.com. Kraft’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “KFT.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	KFT UW <Equity>
Current Equity Closing Price:	$39.50
Closing Price 52 Weeks ago (on August 1, 2011):	$34.34
52 Week High Closing Price (on July 19, 2012):	$40.20
52 Week Low Closing Price (on August 10, 2011):	$32.80

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $39.50. The associated graph shows the closing prices for the basket equity for each day from June 12, 2001 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Kraft Foods Inc.	High	Low	Period End
2008
First Quarter	$32.70	$28.81	$31.01
Second Quarter	$32.82	$28.39	$28.45
Third Quarter	$34.97	$28.40	$32.75
Fourth Quarter	$33.54	$24.87	$26.85
2009
First Quarter	$29.57	$21.00	$22.29
Second Quarter	$27.04	$22.05	$25.34
Third Quarter	$28.81	$25.70	$26.27
Fourth Quarter	$27.64	$25.95	$27.18
2010
First Quarter	$30.80	$27.43	$30.24
Second Quarter	$31.07	$28.00	$28.00
Third Quarter	$31.95	$27.82	$30.86
Fourth Quarter	$32.47	$30.19	$31.51
2011
First Quarter	$31.84	$30.49	$31.36
Second Quarter	$35.23	$31.49	$35.23
Third Quarter	$35.93	$32.80	$33.58
Fourth Quarter	$37.74	$32.86	$37.36
2012
First Quarter	$38.88	$37.27	$38.01
Second Quarter	$39.87	$36.87	$38.62
Third Quarter (through July 30, 2012)	$40.20	$38.84	$39.50

Kraft Foods Inc. – Daily Closing Prices June 12, 2001 to July 30, 2012

21

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Marsh & McLennan Companies, Inc.

According to publicly available information, Marsh & McLennan Companies, Inc. (“Marsh & McLennan”) is a global professional services firm providing advice and solutions in the areas of risk, strategy and human capital. It is the parent company of a number of risk experts and specialty consultants, including Marsh, the insurance broker, intermediary and risk advisor; Guy Carpenter, the risk and reinsurance specialist, Mercer, the provider of human resource and related financial advice and services, and Oliver Wyman Group, the management and economic consultancy. Marsh & McLennan provides analysis, advice and transactional capabilities to clients in more than 100 countries. It conducts business through two segments: Risk and Insurance Services and Consulting. The Risk and Insurance Services segment includes risk management activities (risk advice, risk transfer and risk control and mitigation solutions), as well as insurance and reinsurance broking and services. The Consulting segment includes human resource consulting and related outsourcing and investment services, and specialized management and economic consulting services. Information filed by Marsh & McLennan with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05998, or its CIK Code: 0000062709. Marsh & McLennan’s website is http://www.mmc.com. Marsh & McLennan’s common stock is listed on the New York Stock Exchange under the ticker symbol “MMC.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	MMC UN <Equity>
Current Equity Closing Price:	$33.72
Closing Price 52 Weeks ago (on August 1, 2011):	$28.99
52 Week High Closing Price (on May 1, 2012 and May 3, 2012):	$34.35
52 Week Low Closing Price (on October 3, 2011):	$25.71

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $33.72. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Marsh & McLennan Companies, Inc.	High	Low	Period End
2008
First Quarter	$27.95	$24.06	$24.35
Second Quarter	$29.25	$25.01	$26.55
Third Quarter	$33.58	$26.19	$31.76
Fourth Quarter	$31.84	$21.29	$24.27
2009
First Quarter	$24.95	$17.74	$20.25
Second Quarter	$22.29	$18.69	$20.13
Third Quarter	$24.80	$18.65	$24.73
Fourth Quarter	$25.39	$21.54	$22.08
2010
First Quarter	$24.77	$21.34	$24.42
Second Quarter	$25.35	$20.57	$22.55
Third Quarter	$24.58	$22.36	$24.12
Fourth Quarter	$27.48	$23.53	$27.34
2011
First Quarter	$30.78	$26.82	$29.81
Second Quarter	$31.19	$28.83	$31.19
Third Quarter	$31.54	$25.92	$26.54
Fourth Quarter	$32.00	$25.71	$31.62
2012
First Quarter	$33.31	$30.72	$32.79
Second Quarter	$34.35	$30.80	$32.23
Third Quarter (through July 30, 2012)	$33.36	$31.65	$33.72

Marsh & McLennan Companies, Inc. – Daily Closing Prices January 3, 2000 to July 30, 2012

22

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Penn National Gaming, Inc.

According to publicly available information, Penn National Gaming, Inc. (“Penn National”) is a diversified owner and manager of gaming and pari-mutuel properties. Penn National was incorporated in 1982 as PNRC Corp. and adopted its current name in 1994, when it became a public company. In 1997, Penn National transitioned from a pari-mutuel company to a diversified gaming company with the acquisition of the Charles Town property and the introduction of video lottery terminals in West Virginia. Currently, it owns, manages, and has ownership interests in 25 facilities in eighteen jurisdictions. Operations are divided into three segments: Midwest, East/West, and Southern Plains. Through the implementation and execution of a disciplined capital expenditure program at our existing properties, the pursuit of strategic acquisitions and development of new gaming properties, Penn National continues to expand gaming operations. Information filed by Penn National with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-24206, or its CIK Code: 0000921738. Penn National’s website is http://www.pngaming.com/. Penn National’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “PENN.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	PENN UW <Equity>
Current Equity Closing Price:	$39.05
Closing Price 52 Weeks ago (on August 1, 2011):	$41.70
52 Week High Closing Price (on May 31, 2012):	$45.95
52 Week Low Closing Price (on October 3, 2011):	$32.31

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $39.05. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Penn National Gaming, Inc.	High	Low	Period End
2008
First Quarter	$59.57	$39.00	$43.73
Second Quarter	$46.42	$32.15	$32.15
Third Quarter	$33.98	$24.47	$26.57
Fourth Quarter	$25.55	$12.76	$21.38
2009
First Quarter	$25.16	$17.09	$24.15
Second Quarter	$34.62	$24.62	$29.11
Third Quarter	$33.67	$26.61	$27.66
Fourth Quarter	$28.93	$25.13	$27.18
2010
First Quarter	$30.01	$22.62	$27.80
Second Quarter	$31.74	$23.10	$23.10
Third Quarter	$30.68	$22.44	$29.61
Fourth Quarter	$36.70	$30.08	$35.15
2011
First Quarter	$37.55	$33.85	$37.06
Second Quarter	$40.50	$36.74	$40.34
Third Quarter	$43.98	$33.29	$33.29
Fourth Quarter	$40.75	$32.31	$38.07
2012
First Quarter	$44.80	$37.90	$42.98
Second Quarter	$45.95	$41.12	$44.59
Third Quarter (through July 30, 2012)	$45.14	$39.05	$39.05

Penn National Gaming, Inc. – Daily Closing Prices January 3, 2000 to July 30, 2012

23

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Thermo Fisher Scientific Inc.

According to publicly available information, Thermo Fisher Scientific Inc. (“Thermo Fisher”) is engaged in serving science. Thermo Fisher provides analytical instruments, equipment, reagents and consumables, software and services for research, manufacturing, analysis, discovery and diagnostics. Operations are divided into three Segments: Analytical Technologies, Specialty Diagnostics and Laboratory Products and Services. The Analytical Technologies segment provides an offering of instruments, reagents, consumables, software and services that are used for a range of applications in the laboratory, on the production line and in the field. The Specialty Diagnostics segment offers a range of diagnostic test kits, reagents, culture media, instruments and associated products in order to serve customers in healthcare, clinical, pharmaceutical, industrial, and food safety laboratories. The Laboratory Products and Services segment offers products needed for the laboratory. Thermo Fisher serves its customers through three brands: Thermo Scientific, Fisher Scientific and Unity Lab Services. Thermo Scientific is its technology brand, offering customers a range of high-end analytical instruments, as well as laboratory equipment, software, services, consumables and reagents to enable laboratory workflow solutions. Fisher Scientific is its channels brand, offering customers a portfolio of laboratory equipment, chemicals, supplies and services used in scientific research, healthcare, safety and education markets. Unity Lab Services is its launched services brand, offering a portfolio of enterprise services for instruments and laboratory equipment. Information filed by Thermo Fisher with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08002, or its CIK Code: 0000097745. Thermo Fisher’s website is http://www.thermofisher.com. Thermo Fisher’s common stock is listed on the New York Stock Exchange under the ticker symbol “TMO.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	TMO UN<Equity>
Current Equity Closing Price:	$56.06
Closing Price 52 Weeks ago (on August 1, 2011):	$57.63
52 Week High Closing Price (on March 26, 2012):	$57.63
52 Week Low Closing Price (on December 19, 2011):	$43.54

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $56.06. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Thermo Fisher Scientific Inc.	High	Low	Period End
2008
First Quarter	$57.99	$50.06	$56.84
Second Quarter	$59.30	$53.46	$55.73
Third Quarter	$62.70	$52.97	$55.00
Fourth Quarter	$53.17	$28.90	$34.07
2009
First Quarter	$40.00	$32.85	$35.67
Second Quarter	$41.91	$32.39	$40.77
Third Quarter	$47.59	$38.06	$43.67
Fourth Quarter	$49.03	$43.41	$47.69
2010
First Quarter	$51.66	$46.15	$51.44
Second Quarter	$55.94	$49.05	$49.05
Third Quarter	$51.09	$42.12	$47.88
Fourth Quarter	$55.82	$47.38	$55.36
2011
First Quarter	$57.85	$52.58	$55.55
Second Quarter	$65.45	$54.60	$64.39
Third Quarter	$65.57	$49.77	$50.64
Fourth Quarter	$54.65	$43.54	$44.97
2012
First Quarter	$58.15	$45.95	$56.38
Second Quarter	$56.38	$48.63	$51.91
Third Quarter (through July 30, 2012)	$56.10	$49.78	$56.06

Thermo Fisher Scientific Inc. – Daily Closing Prices January 3, 2000 to July 30, 2012

24

PLUS Based on the Value of a Basket of Equities due September 5, 2013

United Technologies Corporation

According to publicly available information, United Technologies Corporation (“United Technologies”) provides technology products and services to the building systems and aerospace industries. United Technologies operating units include businesses with operations throughout the world. It operates in six segments: Otis, Carrier, United Technologies Fire & Security, Pratt & Whitney, Hamilton Sundstrand and Sikorsky. Otis is a provider of elevators, escalators, moving walkways and services. Carrier is a provider of heating, ventilating, air conditioning and refrigeration systems including controls for residential, commercial, industrial and transportation applications. United Technologies Fire & Security is a provider of fire and special hazard detection and suppression systems, firefighting equipment, security, monitoring and rapid response systems and service, and security personnel services. Pratt & Whitney is a provider of commercial, military, business jet and general aviation aircraft engines, parts and services, industrial gas turbines, geothermal power systems and space propulsion. Hamilton Sundstrand is a provider of aerospace, industrial, and aftermarket services. Sikorsky is a provider of military and commercial helicopters, aftermarket helicopter, and aircraft parts and services. Information filed by United Technologies with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00812, or its CIK Code: 0000101829. United Technologies’ website is http://www.utc.com. United Technologies’ common stock is listed on the New York Stock Exchange under the ticker symbol “UTX.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	UTX UN <Equity>
Current Equity Closing Price:	$74.97
Closing Price 52 Weeks ago (on August 1, 2011):	$82.34
52 Week High Closing Price (on March 15, 2012):	$86.89
52 Week Low Closing Price (on August 10, 2011):	$67.44

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $74.97. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

United Technologies Corporation	High	Low	Period End
2008
First Quarter	$76.28	$66.23	$68.82
Second Quarter	$75.16	$61.15	$61.70
Third Quarter	$67.42	$56.66	$60.06
Fourth Quarter	$59.12	$43.22	$53.60
2009
First Quarter	$54.95	$37.56	$42.98
Second Quarter	$56.49	$43.88	$51.96
Third Quarter	$63.23	$49.43	$60.93
Fourth Quarter	$70.49	$59.63	$69.41
2010
First Quarter	$74.13	$65.40	$73.61
Second Quarter	$76.93	$63.22	$64.91
Third Quarter	$73.39	$64.29	$71.23
Fourth Quarter	$79.52	$70.53	$78.72
2011
First Quarter	$85.21	$78.33	$84.65
Second Quarter	$90.00	$81.70	$88.51
Third Quarter	$91.39	$67.44	$70.36
Fourth Quarter	$79.83	$69.36	$73.09
2012
First Quarter	$86.89	$73.90	$82.94
Second Quarter	$82.73	$70.88	$75.53
Third Quarter (through July 30, 2012)	$75.82	$71.84	$74.97

United Technologies Corporation – Daily Closing Prices January 3, 2000 to July 30, 2012

25

PLUS Based on the Value of a Basket of Equities due September 5, 2013

UnitedHealth Group Incorporated

According to publicly available information, UnitedHealth Group Incorporated (“UnitedHealth Group”) is a diversified health and well-being company. UnitedHealth Group operates in four business segments: Health Benefits, which includes: UnitedHealthcare Employer & Individual, UnitedHealthcare Medicare & Retirement and UnitedHealthcare Community & State; OptumHealth; Ingenix; and Prescription Solutions. UnitedHealthcare Employer & Individual offers a variety of consumer-oriented health benefit plans and services for national employers, public sector employers, mid-sized employers, small businesses and individuals nationwide. UnitedHealthcare Medicare & Retirement provides health and well-being services for individuals age 50 and older, addressing their needs for preventive and acute health care services, as well as for services dealing with chronic disease and other specialized issues for older individuals. UnitedHealthcare Community & State assists states that care for the economically disadvantaged, the medically underserved, and those without benefit of employer-funded health care coverage. OptumHealth offers health, financial and ancillary benefit services, and products that assist consumers in navigating the health care system, accessing health services based on their needs, supporting their emotional health and well-being, providing ancillary insurance benefits and helping people finance their health care needs through account-based programs. Ingenix offers database and data management services, software products, publications, consulting and actuarial services, business process outsourcing services and pharmaceutical data consulting and research services in conjunction with the development of pharmaceutical products on a nationwide and international basis. Prescription Solutions provides a range of integrated pharmacy benefit management services through its network of more than 66,000 retail pharmacies and two mail service facilities. Information filed by UnitedHealth Group with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10864, or its CIK Code: 0000731766. UnitedHealth Group’s website is http://www.unitedhealthgroup.com. UnitedHealth Group’s common stock is listed on the New York Stock Exchange under the ticker symbol “UNH.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	UNH UN <Equity>
Current Equity Closing Price:	$53.26
Closing Price 52 Weeks ago (on August 1, 2011):	$48.02
52 Week High Closing Price (on June 19, 2012):	$60.26
52 Week Low Closing Price (on August 10, 2011):	$41.85

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $53.26. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

UnitedHealth Group Incorporated	High	Low	Period End
2008
First Quarter	$56.93	$33.84	$34.36
Second Quarter	$38.08	$25.97	$26.25
Third Quarter	$33.01	$21.00	$25.39
Fourth Quarter	$27.04	$16.30	$26.60
2009
First Quarter	$29.99	$16.35	$20.93
Second Quarter	$28.87	$20.54	$24.98
Third Quarter	$29.92	$23.91	$25.04
Fourth Quarter	$32.32	$24.04	$30.48
2010
First Quarter	$35.13	$31.48	$32.67
Second Quarter	$33.41	$28.40	$28.40
Third Quarter	$35.73	$27.85	$35.11
Fourth Quarter	$38.05	$33.95	$36.11
2011
First Quarter	$45.40	$37.13	$45.20
Second Quarter	$52.22	$43.55	$51.58
Third Quarter	$53.13	$41.85	$46.12
Fourth Quarter	$51.35	$42.78	$50.68
2012
First Quarter	$58.94	$50.35	$58.94
Second Quarter	$60.26	$53.99	$58.50
Third Quarter (through July 30, 2012)	$56.35	$52.01	$53.26

UnitedHealth Group Incorporated – Daily Closing Prices January 3, 2000 to July 30, 2012

26

PLUS Based on the Value of a Basket of Equities due September 5, 2013

V.F. Corporation

According to publicly available information, V.F. Corporation (“VF”) is a global apparel company based in the United States. VF designs and manufactures or sources from independent contractors a variety of apparel and footwear for all ages. VF is a diversified apparel company across brands, product categories, channels of distribution and geographies. VF owns a portfolio of brands in the jeanswear, outerwear, packs, footwear, sportswear and occupational apparel categories. These products are marketed to consumers shopping in specialty stores, upscale and traditional department stores, national chains and mass merchants. Products are marketed primarily under VF-owned brand names. VF is also engaged in travel gear, backpacks and technical outdoor equipment, and in occupational apparel. VF products are also sold in many countries through independent licensees and distributors. VF’s business segments include Outdoor & Action Sports, Jeanswear, Imagewear, Sportswear and Contemporary Brands. Information filed by VF with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05256, or its CIK Code: 0000103379. VF’s website is http://www.vfc.com. VF’s common stock is listed on the New York Stock Exchange under the ticker symbol “VFC.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	VFC UN <Equity>
Current Equity Closing Price:	$150.25
Closing Price 52 Weeks ago (on August 1, 2011):	$116.63
52 Week High Closing Price (on May 2, 2012):	$155.71
52 Week Low Closing Price (on August 8, 2011):	$103.88

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $150.25. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

V.F. Corporation	High	Low	Period End
2008
First Quarter	$82.06	$63.79	$77.51
Second Quarter	$79.14	$69.74	$71.18
Third Quarter	$84.34	$69.72	$77.31
Fourth Quarter	$76.30	$39.88	$54.77
2009
First Quarter	$59.08	$47.65	$57.11
Second Quarter	$68.92	$54.04	$55.35
Third Quarter	$73.20	$53.53	$72.43
Fourth Quarter	$78.49	$69.16	$73.24
2010
First Quarter	$80.99	$71.41	$80.15
Second Quarter	$87.26	$71.18	$71.18
Third Quarter	$81.88	$69.91	$81.02
Fourth Quarter	$89.32	$78.76	$86.18
2011
First Quarter	$99.17	$81.34	$98.53
Second Quarter	$108.66	$91.77	$108.56
Third Quarter	$130.26	$103.88	$121.52
Fourth Quarter	$141.04	$118.22	$126.99
2012
First Quarter	$151.35	$129.67	$145.98
Second Quarter	$155.71	$133.45	$133.45
Third Quarter (through July 30, 2012)	$152.42	$131.32	$150.25

V.F. Corporation – Daily Closing Prices January 3, 2000 to July 30, 2012

27

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Visa Inc.

According to publicly available information, Visa Inc. (“Visa”) is a global payments technology company that connects consumers, businesses, banks and governments in more than 200 countries and territories, enabling them to use digital currency instead of cash and checks. Visa owns, manages and promotes payment brands, including Visa, Visa Electron, PLUS and Interlink, which it licenses to customers for use in their payment programs. Visa offers a range of branded payments product platforms, which the customers use to develop and offer credit, debit, prepaid and cash access programs for cardholders. It provides transaction processing and value-added services to its clients through VisaNet, Visa Debit Processing Services and Visa Processing Services. Visa also provides financial institutions with product platforms encompassing consumer credit, debit, prepaid and commercial payments. Information filed by Visa with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33977, or its CIK Code: 0001403161. Visa’s website is http://www.visa.com. Visa’s common stock is listed on the New York Stock Exchange under the ticker symbol “V.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	V UN <Equity>
Current Equity Closing Price:	$130.84
Closing Price 52 Weeks ago (on August 1, 2011):	$85.68
52 Week High Closing Price (on July 30, 2012):	$130.84
52 Week Low Closing Price (on August 8, 2011):	$79.24

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from March 19, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $130.84. The associated graph shows the closing prices for the basket equity for each day from March 19, 2008 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Visa Inc.	High	Low	Period End
2008
First Quarter (beginning March 19, 2008)	$64.35	$56.50	$62.36
Second Quarter	$88.50	$61.61	$81.31
Third Quarter	$81.41	$57.80	$61.39
Fourth Quarter	$61.31	$46.38	$52.45
2009
First Quarter	$57.61	$42.42	$55.60
Second Quarter	$69.80	$54.29	$62.26
Third Quarter	$74.41	$59.49	$69.11
Fourth Quarter	$88.97	$67.79	$87.46
2010
First Quarter	$93.25	$81.15	$91.03
Second Quarter	$96.59	$70.09	$70.75
Third Quarter	$77.38	$65.48	$74.26
Fourth Quarter	$80.89	$66.90	$70.38
2011
First Quarter	$76.14	$69.12	$73.62
Second Quarter	$86.57	$73.37	$84.26
Third Quarter	$92.84	$79.24	$85.72
Fourth Quarter	$103.15	$84.26	$101.53
2012
First Quarter	$120.06	$99.11	$118.00
Second Quarter	$124.95	$112.25	$123.63
Third Quarter (through July 30, 2012)	$130.84	$120.74	$130.84

Visa Inc. – Daily Closing Prices March 19, 2008 to July 30, 2012

28

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Watson Pharmaceuticals, Inc.

According to publicly available information, Watson Pharmaceuticals, Inc. (“Watson”) is an integrated global pharmaceutical company engaged in the development, manufacturing, marketing, sale and distribution of generic and brand pharmaceutical products. Watson operates in three segments: Global Generics, Global Brands and Distribution. It operates in international markets, including Western Europe, Canada, Australasia, Asia, South America and South Africa with its primary market being the United States. The Global Generics segment is engaged in the development, manufacturing and sale of generic pharmaceutical products, including products it has developed internally, licensed from and distribute for third parties. Under the Global Brands segment, Watson promotes Rapaflo, Gelnique, Trelstar, Androderm, Generesse Fe, Crinone, ella, sodium ferric gluconate and INFeD. The Distribution segment consisting of its Anda, Anda Pharmaceuticals and Valmed subsidiaries, distributes generic and selected brand pharmaceutical products, vaccines, injectables and over-the-counter medicines to independent pharmacies, alternate care providers, pharmacy chains and physicians’ offices. Information filed by Watson with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13305, or its CIK Code: 0000884629. Watson’s website is http://www.watson.com. Watson’s common stock is listed on the New York Stock Exchange under the ticker symbol “WPI.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	WPI UN <Equity>
Current Equity Closing Price:	$78.78
Closing Price 52 Weeks ago (on August 1, 2011):	$66.62
52 Week High Closing Price (on July 27, 2012):	$79.77
52 Week Low Closing Price (on January 24, 2012):	$55.89

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $78.78. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Watson Pharmaceuticals, Inc.	High	Low	Period End
2008
First Quarter	$29.34	$25.72	$29.32
Second Quarter	$31.14	$26.68	$27.17
Third Quarter	$30.78	$26.97	$28.50
Fourth Quarter	$28.97	$20.76	$26.57
2009
First Quarter	$31.11	$23.74	$31.11
Second Quarter	$33.88	$28.84	$33.69
Third Quarter	$37.00	$33.00	$36.64
Fourth Quarter	$40.12	$33.94	$39.61
2010
First Quarter	$42.15	$37.69	$41.77
Second Quarter	$44.94	$40.57	$40.57
Third Quarter	$44.92	$39.86	$42.31
Fourth Quarter	$51.95	$43.14	$51.65
2011
First Quarter	$57.38	$50.59	$56.01
Second Quarter	$68.73	$56.51	$68.73
Third Quarter	$72.10	$60.04	$68.25
Fourth Quarter	$70.52	$59.65	$60.34
2012
First Quarter	$67.06	$55.89	$67.06
Second Quarter	$76.16	$65.85	$73.99
Third Quarter (through July 30, 2012)	$79.77	$74.69	$78.78

Watson Pharmaceuticals, Inc. – Daily Closing Prices January 3, 2000 to July 30, 2012

29

PLUS Based on the Value of a Basket of Equities due September 5, 2013

Williams Companies, Inc.

According to publicly available information, Williams Companies, Inc. (“Williams”) is an energy infrastructure company that connects North America’s hydrocarbon resource plays to markets for natural gas, natural gas liquids (NGLs), and olefins. Operations span from the Gulf of Mexico to the Canadian oil sands. Operations are divided into two segments: Williams Partners and Midstream Canada & Olefins. Williams Partners consists of the Williams’ master limited partnership WPZ, which includes gas pipeline and domestic midstream businesses. The gas pipeline business includes interstate natural gas pipelines and pipeline joint venture investments, and the midstream business provides natural gas gathering, treating and processing services; NGL production, fractionation, storage, marketing and transportation; deepwater production handling and crude oil transportation services and consists of several wholly owned and partially owned subsidiaries and joint venture investments. The Midstream Canada & Olefins segment consists of the Williams’ Canadian midstream business and its domestic olefins business. Williams’ Canadian operations include an oil sands off-gas processing plant located near Ft. McMurray, Alberta, and an NGL/olefin fractionation facility and butylenes/butane splitter (B/B splitter) facility, both of which are located at Redwater, Alberta, which is near Edmonton, Alberta. It also owns ethane and propane pipelines systems in Louisiana that provide feedstock to the Geismar plant. In addition, Williams owns a refinery grade propylene splitter and associated pipeline. Information filed by Williams with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04174, or its CIK Code: 0000107263. William’s website is http://co.williams.com. Watson’s common stock is listed on the New York Stock Exchange under the ticker symbol “WMB.”

Information as of market close on July 30, 2012:

Bloomberg Ticker Symbol:	WMB UN<Equity>
Current Equity Closing Price:	$31.76
Closing Price 52 Weeks ago (on August 1, 2011):	$25.81
52 Week High Closing Price (on May 1, 2012):	$34.38
52 Week Low Closing Price (on October 3, 2011):	$19.07

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2008 through July 30, 2012. The closing price of the basket equity on July 30, 2012 was $31.76. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 30, 2012. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Williams Companies, Inc.	High	Low	Period End
2008
First Quarter	$30.21	$25.27	$26.93
Second Quarter	$32.92	$27.48	$32.92
Third Quarter	$32.58	$17.84	$19.31
Fourth Quarter	$18.37	$9.91	$11.82
2009
First Quarter	$13.32	$8.03	$9.29
Second Quarter	$14.55	$9.42	$12.75
Third Quarter	$15.50	$11.29	$14.59
Fourth Quarter	$17.45	$13.79	$17.21
2010
First Quarter	$18.90	$16.54	$18.86
Second Quarter	$20.01	$14.93	$14.93
Third Quarter	$17.02	$14.43	$15.60
Fourth Quarter	$20.21	$15.53	$20.19
2011
First Quarter	$25.68	$20.03	$25.46
Second Quarter	$27.09	$23.12	$24.70
Third Quarter	$26.21	$19.47	$19.88
Fourth Quarter	$26.96	$19.07	$26.96
2012
First Quarter	$31.30	$26.82	$30.81
Second Quarter	$34.38	$27.36	$28.82
Third Quarter (through July 30, 2012)	$31.76	$28.78	$31.76

Williams Companies, Inc. – Daily Closing Prices January 3, 2000 to July 30, 2012

30